CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10- K of Mentor Corporation of our report dated May 8, 1995, included in the 1995 Annual Report to shareholders of Mentor Corporation.

Our audits also included the financial statement schedules, listed in Item 14(a). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the  incorporation  by reference (1)  Registration  Statement
Number 2-94726 on Form S-8 dated December 26, 1984, (2) Registration Statement Number 33-25865 on Form S-8 dated December 22, 1988, (3) Registration Statement Number 33-48815 on Form S-8 dated June 24, 1992, (4) Registration Statement Number 33-58761 on Form S-3 dated May 22, 1995 of our report dated May 8, 1995 with respect to the consolidated financial statements and schedule of Mentor Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended March 31, 1995.



ERNST & YOUNG LLP

Los Angeles, California
June 26, 1995

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Mentor Corporation has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                MENTOR CORPORATION


                                                /s/CHRISTOPHER J. CONWAY
                                                Christopher J. Conway, Chairman

DATE: June 27, 1995

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the registrant, and in the capacities and on the dates indicated:


/s/CHRISTOPHER J. CONWAY           Chairman, Chief               June 27, 1995
Christopher J. Conway              Executive Officer
                                   and Director (Principal
                                   Executive Officer)

/s/ANTHONY R. GETTE                President and Secretary       June 27, 1995
Anthony R. Gette                   and Director

/s/GARY E. MISTLIN                 Vice President of Finance/    June 27, 1995
Gary E. Mistlin                    Treasurer
                                   (Principal Financial and
                                   Accounting Officer)

/s/WALTER W. FASTER                Director                      June 27, 1995
Walter W. Faster

/s/EUGENE G. GLOVER                Director                      June 27, 1995
Eugene G. Glover

/s/MICHAEL NAKONECHNY              Director                      June 27, 1995
Michael Nakonechny

/s/BYRON G. SHAFFER                Director                      June 27, 1995
Byron G. Shaffer

/s/DR. RICHARD W. YOUNG            Director                      June 27, 1995
Dr. Richard W. Young